UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2017

Turner Valley Oil & Gas, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number: 0-30891

Nevada	91-1980526
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3270 Sul Ross Houston, TX 77098

(Address of principal executive offices) (Zip Code)

1-713-588-9453

(Registrant's telephone number, including area code)

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTION

This Registrant (Reporting Company) has elected to refer to itself, whenever possible, by normal English pronouns, such as "We", "Us" and "Our". This Form 8-K may contain forward-looking statements. Such statements include statements concerning plans, objectives, goals, strategies, future events, results or performances, and underlying assumptions that are not statements of historical fact. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views, with respect to future events or results and future financial performance. Certain words indicate forward-looking statements, words like "believe", "expect", "anticipate", "intends", "estimates", "forecast", "projects", and similar expressions.

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Item 5.03. Amendments to Articles of Incorporation or Bylaws.

1. Changed the name of the Company by quorum on July 1st, 2016 from Turner Valley Oil and Gas, Inc. to Turner Venture Group, Inc.

2. Increased Authorized shares of the Company by quorum on July 1st, 2016 from 100,000,000 to 500,000,000

3. Creation of preferred share class for the Company by quorum on July 1st, 2016 in the amount of 4,000,000 with a conversion rate of 100 common shares per 1 preferred share.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

22.1*	Minutes of Special Meeting of the Stockholders of Turner Valley Oil and Gas, Inc., dated July 1, 2016

________

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this Form 8-K has been signed below by the following person(s) on behalf of the Registrant and in the capacity and on the date indicated.

Turner Valley Oil and Gas, Inc.

Dated: January 24, 2017	By:	/s/ Steve Helm
Steve Helm
President, CEO, Director

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